Exhibit 10.2

JPMorgan Chase Bank, National Association

London Branch

25 Bank Street

Canary Wharf

London E14 5JP

England

June 14, 2013

To:	Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention:             Chief Financial Officer

Telephone No.:     (312) 506-1200

Re:	Amendment to Call Option Transaction

This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the letter agreement re: Call Option Transaction between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and Allscripts Healthcare Solutions, Inc. (“Counterparty”) dated as of June 12, 2013 (the “Confirmation”).

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2. Representations and Warranties of Counterparty. Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date and/or the Premium Payment Date are hereby deemed to be repeated on the date hereof and/or on the Premium Payment Date, as the case may be, as if:

(a) References in the Confirmation to “the Trade Date” and “the date hereof” and the reference in the Agreement to “each date on which a Transaction is entered into”, in each case, were references to the date hereof;

(b) References in the Agreement to “this Agreement” (1) in the context of execution and delivery thereof, were references to this Amendment and (2) in all other contexts, were references to the Agreement, as supplemented by the Confirmation, as amended by this Amendment; and

(c) References in the Confirmation (1) to “the Transaction” were references to the Transaction, as the terms thereof are amended by this Amendment and (2) to “this Confirmation” (or related references, such as “hereunder” or “hereby”) (x) in the context of execution and delivery thereof, were references to this Amendment and (y) in all other contexts, were references to the Confirmation as amended by this Amendment.

3. Amendments. The Confirmation is hereby amended as follows:

(a) The number “300,000” opposite the caption “Number of Options” in Section 2 of the Confirmation is hereby replaced with the number 345,000.

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP

Authorised and regulated by the Financial Services Authority

(b) The figure “USD 36,000,000” opposite the caption “Premium” in Section 2 of the Confirmation is hereby replaced with the figure USD 41,400,000.

4. Opinions. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, with respect to the matters set forth in Sections 8(a) through (c) of the Confirmation (giving effect to the deemed amendments under Section 2 above). In respect of obligations under the Confirmation as amended by this Amendment, delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each such obligation of Dealer under Section 2(a)(i) of the Agreement.

5. Effectiveness. Subject to the immediately succeeding sentence, this Amendment shall become effective upon execution hereof by the parties hereto. In the event that the sale of “Option Securities” (as such term is defined in the Purchase Agreement) is not consummated by Counterparty and the Initial Purchasers for any reason, or Counterparty fails to deliver the opinion of counsel as required under Section 4 above, in each case by 5:00 p.m. on the Premium Payment Date, or such later date as agreed by the parties (the Premium Payment Date or such later date, the “Amendment Early Unwind Date”), the amendments in Section 3 hereof shall be null and void, and, subject to Section 9(t) of the Confirmation, the Transaction shall remain and continue in full force and effect as if this Amendment had not been entered into; provided that Counterparty shall purchase from Dealer on the Amendment Early Unwind Date all Shares purchased by Dealer or one or more of its affiliates on account of the increase in the Number of Options pursuant to Section 3(a) hereof at the then prevailing market price. Subject to the immediately preceding sentence, all references in the Confirmation to “the Transaction” are deemed to be references to the Transaction as amended hereby, and all references to “the Confirmation” are deemed to be references to the Confirmation as amended hereby. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7. Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to EDG Confirmation Group, J.P. Morgan Securities LLC, 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association

By:	/s/ Tim Oeljeschlager
Authorized Signatory
Name: Tim Oeljeschlager

Accepted and confirmed

as of the date set forth above:

Allscripts Healthcare Solutions, Inc.

By:	/s/ Richard J. Poulton
Authorized Signatory
Name:	Richard J. Poulton

JPMorgan Chase Bank, National Association

Organised under the laws of the United States as a National Banking Association.

Main Office 1111 Polaris Parkway, Columbus, Ohio 43240

Registered as a branch in England & Wales branch No. BR000746

Registered Branch Office 25 Bank Street, Canary Wharf, London, E14 5JP

Authorised and regulated by the Financial Services Authority

[Signature Page for Amendment to Call Option Transaction Confirmation]